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                                                                      EXHIBIT 11


                   FUND AMERICAN ENTERPRISES HOLDINGS, INC.
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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
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                                                                            Year Ended December 31,
                                                                      --------------------------------
                                                                          1994        1993        1992
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
Primary earnings per share:
  Per share numerator (in millions):
    After tax earnings                                                $   21.1   $    70.4   $    54.2
    Dividends to preferred stockholders                                   (9.9)      (12.2)      (19.9)
                                                                      --------------------------------
    After tax earnings applicable to common stock                         11.2        58.2        34.3
    Gain from sale of discontinued operations, after tax                    --         --           .7
    Cumulative effect of accounting change -
     purchased mortgage servicing, after tax                             (44.3)        --           --
    Cumulative effect of accounting change - postretirement
     benefits, after tax                                                    --         --         (1.9)
    Cumulative effect of accounting change - income taxes                   --         --        (23.8)
                                                                      --------------------------------
    Net income (loss) for per share computation                       $  (33.1)  $    58.2   $     9.3
                                                                      ================================
  Per share denominator (in thousands):
    Average common shares outstanding                                    8,874       9,593      11,556
    Dilutive options, warrants and performance shares                      531         655       1,141
                                                                      --------------------------------
    Shares for per share computation                                     9,405      10,248      12,697
                                                                      ================================
  Per share earnings (in dollars):
    After tax earnings                                                $   1.20   $    5.68   $    2.71
    Net income (loss)                                                    (3.51)       5.68         .74
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Fully Diluted earnings per share:
  Per share numerator (in millions):
    After tax earnings                                                $   21.1   $    70.4   $    54.2
    Dividends to preferred stockholders                                   (9.9)      (12.2)      (19.9)
                                                                      --------------------------------
    After tax earnings applicable to common stock                         11.2        58.2        34.3
    Gain from sale of discontinued operations, after tax                    --         --           .7
    Cumulative effect of accounting change -
     purchased mortgage servicing, after tax                             (44.3)        --           --
    Cumulative effect of accounting change - postretirement
     benefits, after tax                                                    --         --         (1.9)
    Cumulative effect of accounting change - income taxes                   --         --        (23.8)
                                                                      --------------------------------
    Net income (loss) for per share computation                       $  (33.1)  $    58.2   $     9.3
                                                                      ================================
  Per share denominator (in thousands):
    Average common shares outstanding                                    8,874       9,593      11,556
    Dilutive options, warrants and performance shares                      534         655       1,169
                                                                      --------------------------------
    Shares for per share computation                                     9,408      10,248      12,725
                                                                      ================================
  Per share earnings (in dollars):
    After tax earnings                                                $   1.20   $    5.68   $    2.70
    Net income (loss)                                                    (3.51)       5.68         .73
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